SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

January 28, 2013
Date of report (Date of earliest event reported)

VRDT CORPORATION
(Exact name of registrant as specified in its Charter)

Delaware
(State or other jurisdiction of incorporation or organization)

000-52677	45-2405975
(Commission File Number)	(IRS EIN)

12223 Highland Avenue, Suite 106-542, Rancho Cucamonga, California 91739

(Address of principal executive offices)

(909) 786-1981
(Registrant’s telephone number)

_________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

( )	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

( )	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

( )	Pre-commencement communications pursuant to Rule 14d-2(b) under the exchange Act (17 CFR 240.14d-2(b))

( )	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                      Entry into a Material Definitive Agreement.

On January 28, 2013, Registrant entered into an Acquisition Agreement (the “Agreement”) with Stichting Beheer Arch Hill I and Stichting Beheer Arch Hill II (collectively, “Stichting”) whereby Registrant agreed to issue an aggregate of 51,600,000 shares of its restricted Common Stock, warrants to purchase an aggregate of 7,500,000 shares of Common Stock, and pay the sum of €1,000,000 in cash to Stichting in exchange for all of Stichting’s right title and interest in shares of Arch Hill Capital N.V. owned collectively by them (which shares represented all of the issued and outstanding shares of capital in Arch Hill).  Prior to the transaction, Registrant was a depository receipt holder of Stichting Beheer Arch Hill II.  In accordance with the Agreement, Stichting will have a right to nominate 2 persons to stand for appointment or election as directors of Registrant.  A copy of the Agreement is filed as Exhibit 1.1 to this Current Report and is incorporated herein by reference.

ITEM 2.01                      Completion of Acquisition or Disposition of Assets

On January 28, 2013, Registrant closed its acquisition of the outstanding shares of Arch Hill Capital N.V. pursuant to the Acquisition Agreement (the “Agreement”) with Stichting Beheer Arch Hill I and Stichting Beheer Arch Hill II (collectively, “Stichting”).  Under the Agreement, Registrant issued an aggregate of 51,600,000 shares of its restricted Common Stock, is to issue warrants to purchase an aggregate of 7,500,000 shares of Common Stock to Stichting and pay the sum of €1,000,000 in cash to Stichting  and conversely acquired all of Stichting’s shares in Arch Hill Capital N.V. (which shares represented all of the issued and outstanding shares of capital in Arch Hill).  Prior to the transaction, Registrant was a depository receipt holder of Stichting Beheer Arch Hill II.  In accordance with the Agreement, Stichting will have a right to nominate 2 persons to stand for appointment or election as directors of Registrant.  A copy of the Agreement is filed as Exhibit 1.1 to this Current Report and is incorporated herein by reference.

ITEM 3.02                      Unregistered Sales of Equity Securities.

In connection with the Agreement identified in Item 1.01, above, Registrant issued a total of 51,600,000 restricted shares of its Common Stock to the designees of the Sellers and agreed to issue warrants giving the holders the right to acquire, in aggregate, 7.5 million shares of Registrant’s Common Stock at an exercise price of $1.20 per share or participate in contingent value that may achieved with respect upon disposition of certain of Arch Hill’s present holdings. The offer and sale of restricted Common Stock and the warrants described herein were made in reliance on exemptions from registration provided for in Section 4(2) of the Securities Act, Rule 506 of Regulation D promulgated thereunder and Regulation S promulgated under the Securities Act.

ITEM 9.01                      Financial Statements and Exhibits

(d) Exhibits

Exhibit 1.1	Acquisition Agreement between Registrant and Stichting Beheer Arch Hill I and Stichting Beheer Arch Hill II.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 1, 2013	VRDT CORPORATION (Registrant)

	By:	/s/ Graham P. Norton-Standen
Graham P. Norton-Standen
Executive Chairman